Exhibit 99.2

FORM OF LOCK-UP AGREEMENT

March 19, 2018

J. P. MORGAN SECURITIES LLC

COWEN AND COMPANY, LLC

LEERINK PARTNERS LLC

BMO CAPITAL MARKETS CORP.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Leerink Partners LLC

299 Park Avenue, 21st Floor

New York, New York 10171

c/o BMO Capital Markers Corp.

3 Times Square

New York, New York 10036

Re: Aptinyx Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Aptinyx Inc., a Delaware corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC, on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and continuing for 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) the Common Stock, if any, to be sold by the undersigned pursuant to the Underwriting Agreement,

(B) sales or transfers of shares of Common Stock acquired in the Public Offering or in open market transactions after the consummation of the Public Offering,

(C) transfers of shares of Common Stock (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to the legal representative, heir beneficiary or a member of the immediate family of the undersigned in a transaction not involving a disposition for value or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement,

(D) if the undersigned is an individual, transfers of shares of Common Stock or any security directly or indirectly convertible into Common Stock in a transaction not involving a disposition for value to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or limited partnerships the partners of which are the undersigned and/or the immediate family members of the undersigned, in each case for estate planning purposes,

(E) if the undersigned is a trust, distributions of shares of Common Stock or any security directly or indirectly convertible into Common Stock to its beneficiaries in a transaction not involving a disposition for value,

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(F) if the undersigned is a corporation, limited liability company, partnership (whether general, limited or otherwise) or other entity, distribution of shares of Common Stock or any security directly or indirectly convertible into Common Stock to current or former members, stockholders, limited partners, general partners, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity that controls or manages the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) in a transaction not involving a disposition for value,

(G) the receipt by the undersigned of shares of Common Stock in connection with the conversion of the outstanding preferred stock of the Company upon the consummation of the Public Offering into shares of Common Stock, provided that any such shares of Common Stock received upon such conversion shall be subject to the terms of this Letter Agreement,

(H) transfers or dispositions in connection with a change of control (it being further understood that this Letter Agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Common Stock or other securities of the Company in, any such transaction or taking or not taking any other action in connection with any such transaction); provided that in the event that the acquisition, merger, consolidation or other transaction in connection with such change of control is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement, and

(I) the entering into by the undersigned of a written trading plan (“Rule 10b5-1 Plan”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the Restricted Period, provided that no sales or transfers of shares of the undersigned’s Common Stock shall be made pursuant to such Rule 10b5-1 Plan prior to the expiration of the Restricted Period and no filing under the Exchange Act or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith without the permission of J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC, prior to the expiration of the Restricted Period;

provided that in the case of any transfer or distribution pursuant to clause (C), (D), (E) or (F), each transferee, beneficiary, donee, heir or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (F), no filing by any party (the undersigned, transferor, transferee, beneficiary, donor, donee, heir, distributor, distributee or the Company) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 and any required Schedule 13G (or 13G/A) or 13F filing, in each case, made after the expiration of the Restricted Period). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company directed Common Stock the undersigned may purchase in the Public Offering.

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For purposes of this Letter Agreement, (i) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and (ii) “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC, on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC, on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service or as otherwise permitted under FINRA Rule 5131 at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC, on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

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Notwithstanding anything herein to the contrary, in the event that J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC release any securities held by executive officers, directors and/or 1% or greater stockholders of the Company from the lock-up restrictions described above, the same percentage of shares of the Company’s securities held by such persons that are so released from the lock-up restrictions shall be released with respect to the shares held by the undersigned concurrently therewith; provided, however, that the Representatives will not be obligated to release the undersigned from such lock-up restrictions unless the Representatives have first released more than an aggregate of $1,000,000 of Shares (the value of such released shares to be determined based on the closing price on the date that the applicable shares are approved for release) from such lock-up restrictions. In the event that the undersigned is released from any of its obligations under this agreement prior to the expiration of the Lock-up Period (“Early Release”), J.P. Morgan Securities LLC, Cowen and Company, LLC, and Leerink Partners LLC shall provide written notice promptly, and in no event later than five (5) business days prior to the effective date of such Early Release, to the Company, and the Company will notify the undersigned immediately upon receiving such notice.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective by September 20, 2018, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Company advises the Representatives in writing, on the one hand or the Representatives advise the Company, on the other hand, that it has determined not to proceed with the Public Offering, or (iv) if the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Very truly yours,

Longitude Venture Partners II, L.P.

By:	Longitude Capital Partners II, LLC
Its:	General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

[Signature Page to the Lock-up Agreement]